Exhibit 3.45

TXI CEMENT COMPANY

BY-LAWS

As amended 10-25-10

ARTICLE I

OFFICES

Section 1. In addition to its principal office in the State of Delaware, the corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors shall from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held in the City of Dallas, State of Texas, or at such place as may be fixed from time to time by the board of directors.

Section 2. Annual meetings of shareholders shall be held on the third Tuesday of October if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other time and place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the charter.

Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

Section 1. The number of directors shall be not less than two (2) nor more than eleven (11). Directors need not be residents of the State of Delaware nor shareholders of the corporation. The directors, other than the initial board of directors, shall be elected at the annual meeting of the shareholders, and each director so elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The initial board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders.

The board of directors shall fill vacancies occurring in the board by reason of removal of directors without cause or for cause.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the charter or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the president on 24 hours notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or the president in like manner and on like notice on the written request of two directors.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of the notice of such meeting.

Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the charter. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the charter. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the charter or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the charter or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices-for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by certificates signed by any two officers of the corporation designated for the purpose, and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

REGISTERED SHAREHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

LIST OF SHAREHOLDERS

Section 7. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders. If the right to vote at any meeting is challenged, the person presiding thereat may rely on such list as evidence of the right of the persons challenged to vote at such meeting.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the charter relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the charter.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

INDEMNIFICATION

Section 1. The corporation shall indemnify every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that said person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by said person in connection with such action, suit or proceeding, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Section. The indemnification provided in this Section shall not be deemed exclusive of any other right to which a person seeking indemnity may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in said person’s official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of said person. All rights to indemnification under this Section shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Section is in effect. Any repeal or modification of this Section or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer of the corporation hereunder. The corporation may purchase and maintain insurance on behalf of each said person against any liability asserted against and incurred by said person in any such aforesaid capacity, or arising out of said person’s status as such, to the full extent permitted by the Delaware General Corporation Law or any other applicable law in effect from time to time. If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE XIII

AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders by a majority of the shares represented at a meeting at which a quorum is present or represented and entitled to vote thereon.